UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Frank Ng Employment Agreement

On September 30, 2020, the Company and its Chief Executive Officer, Frank Ng, entered into an Amendment to Mr. Ng’s Employment Agreement (the “Ng Amendment”). Pursuant to the Ng Amendment, the parties agreed that effective November 1, 2020, Mr. Ng’s annual salary will be $210,000 for a six-month period, and thereafter the initial annual base salary of $300,000 set forth in the Employment Agreement will be restored.

The foregoing description of the Ng Amendment is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Compensation of Anthony Hung

On September 24, 2020, the Company issued to Anthony Hung, the Company’s Chief Financial Officer, 35,715 shares of restricted shares of common stock in lieu of an annual salary adjustment. The shares remain subject to forfeiture restrictions until August 18, 2021 and are issued from the Company’s 2019 Stock Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated September 30, 2020 between Frank Ng and the Company

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung Chief Financial Officer

2

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated September 30, 2020 between Frank Ng and the Company

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